UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street

Chicago, Illinois 60607

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On May 1, 2025, Fredric J. Tomczyk, Chief Executive Officer of Cboe Global Markets, Inc. (the “Company”), and a member of the Company’s board of directors (the “Board”), informed the Company that he intends to retire from the Company, and will resign as Chief Executive Officer effective as of May 7, 2025 (the “Effective Date”). Mr. Tomczyk will remain an employee of the Company following the Effective Date, and will serve in an advisory capacity until June 30, 2025. Mr. Tomczyk’s decision to retire was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Tomczyk will remain a member of the Board following the Effective Date and following the end of his employment with the Company on June 30, 2025, subject to his re-election at the Company's annual meeting of stockholders on May 6, 2025. Following Mr. Tomczyk’s departure as an employee of the Company, Mr. Tomczyk shall be eligible to participate in the Company’s 2025 director compensation program for non-employee directors on a pro rata basis for 2025 based on his service as a non-employee director starting on July 1, 2025, including (1) receipt of Board and committee cash retainer fees, and (2) receipt of stock awards, commensurate with compensation received by other non-employee directors of the Board.

For purposes of the Company’s Amended and Restated Executive Severance Plan, dated as of February 12, 2021 (as amended by that certain First Amendment, dated as of September 18, 2023, the “Severance Plan”), Mr. Tomczyk’s Offer Letter with the Company, dated September 18, 2023, and the agreements governing Mr. Tomczyk’s outstanding equity awards, Mr. Tomczyk’s retirement will be treated as a termination by the executive other than for good reason, meaning that Mr. Tomczyk will not be eligible for separation benefits under the Severance Plan or any other plan or arrangement. Mr. Tomczyk will receive vesting credit under his outstanding restricted stock unit award granted on February 19, 2025 through his termination of employment on June 30, 2025 plus 90 days, and will continue to vest in his outstanding awards based on his continued service to the Company as a director (as provided for in the underlying award agreements). Mr. Tomczyk will be eligible to receive a prorated portion of his 2025 short-term annual incentive award based on his employment through June 30, 2025 and payable based on actual performance and at the same time as paid to other executives of the Company.

Appointment of Chief Executive Officer and Director

In connection with Mr. Tomczyk’s retirement, the Company also announced that, following Mr. Tomczyk’s departure, Craig Donohue will succeed Mr. Tomczyk as Chief Executive Officer of the Company and be elected to the Board, both effective as of the Effective Date.

Prior to joining Cboe, Mr. Donohue, 63, was Chairman of the board of directors at Options Clearing Corporation (OCC), the world’s largest equity derivatives clearing organization. Mr. Donohue joined OCC as Executive Chairman in January 2014 to help lead change across the organization after OCC's designation as a Systemically Important Financial Market Utility by the Financial Stability Oversight Council. In 2016, he remained at OCC as Executive Chairman and took on the role of Chief Executive Officer for three years. In 2019, Mr. Donohue returned to the role of Executive Chairman. Mr. Donohue transitioned to Chairman of the Board of Directors at OCC in January 2024. Prior to joining OCC, Mr. Donohue spent more than two decades in global financial markets, most recently as CEO of CME Group from January 2004 until May 2012. Mr. Donohue is a past board member and chairman of the Council for Economic Education, and is also a past board member and chairman of the Executives' Club of Chicago and previously served as a director of the Chicago Council on Global Affairs. Mr. Donohue holds a Master of Management from Northwestern University's Kellogg Graduate School of Management, a Master of Law in Financial Services Regulation from IIT Chicago-Kent College of Law, a Juris Doctor from The John Marshall Law School, and a Bachelor of Arts in political science and history from Drake University.

In connection with his appointment, Mr. Donohue will be entitled to:

•	an annual base salary of $1,300,000;

•	participate in the Company’s short-term annual incentive program with a current 150% target bonus (prorated for 2025);

•	participate in the Company’s long-term incentive plan with a current aggregate target award value of $10,050,000 comprised of a mixture of time- and performance-based awards, consistent with similarly situated executives and prorated for 2025) (the “Annual LTI Grant”); and

•	a sign-on long-term equity award with a grant date value of $6,000,000 (comprised of a mixture of time- and performance-based awards) (the “Sign-On Grant”) and subject to a 3-year cliff vesting requirement.

Mr. Donohue will be eligible for retirement vesting of his equity awards on completion of 5 years of continuous employment with the Company and the provision of one-year notice of his intent to retire. The retirement vesting provisions are otherwise the same as applicable to similarly situated executives of the Company, except that any performance-based awards will continue to vest based on actual performance through the end of the performance period and will not be prorated.

In connection with his appointment, the Company and Mr. Donohue will enter into an employment agreement to be effective on the Effective Date (the “Employment Agreement”), with customary restrictive covenants, including confidentiality, non-competition, non-interference, non-solicitation and non-disparagement provisions. In consideration for such covenants, and if Mr. Donohue is terminated “without cause” or resigns from the Company for “good reason,” Mr. Donohue will be eligible to receive a severance benefit equal to 200% of his annual base salary and target bonus, as well as a prorated bonus for the year of termination, payment of 24 months of employer paid medical premiums and any remaining housing allowance, not to exceed 12 months (as described below). He will also fully vest in his Sign-On Grant, subject to actual performance at the end of the performance period for the performance-based portion of the Sign-On Grant. All payments and benefits provided on a termination without cause or for good reason are subject to Mr. Donohue’s execution and non-revocation of a waiver and release of claims in favor of the Company.

Mr. Donohue will also be eligible to participate in the Company’s employee benefit plans available to similarly situated executives and to receive a housing and car allowance, with tax reimbursement similar to previous Chief Executive Officers of the Company. Mr. Donohue will also be eligible for relocation assistance benefits under the Company’s relocation program and the housing allowance will end on his purchase of a home in the Chicago metropolitan area.

The initial term of Mr. Donohue’s employment under the Employment Agreement will expire on May 7, 2030, with the agreement automatically extending for successive one-year terms unless the Board provides Mr. Donohue (or Mr. Donohue provides the Board) written notice of non-extension at least 180 days prior to the expiration of the initial term or any successive term.

There are no family relationships between Mr. Donohue and any Company director or executive officer, and no arrangements or understandings between Mr. Donohue and any other person pursuant to which he was selected as an officer or director. Mr. Donohue is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Additional information about the benefit plans and programs described in this Item 5.02, and other plans and programs generally available to the Company’s executive officers, is included in the Company’s Definitive Proxy Statement for the 2025 annual meeting of its stockholders filed with the Securities and Exchange Commission on April 3, 2025.

In connection with his appointment as Chief Executive Officer and as a member of the Board, Mr. Donohue will serve as a member of the executive committee of the Board.

The foregoing summary of the Employment Agreement and the award agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and the award agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Item 8.01. OTHER EVENTS.

On May 1, 2025, the Company issued a press release announcing Mr. Tomczyk’s retirement and the appointment of Mr. Donohue as Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits

99.1	Press Release, dated May 1, 2025 (filed herewith).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.
(Registrant)

By:	/s/ Patrick Sexton
Patrick Sexton
Executive Vice President, General Counsel and Corporate Secretary

Dated: May 1, 2025